EXHIBIT 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 11, 2002 relating to the consolidated financial statements of Nettaxi.com appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2001.

/s/    BDO Seidman LLP

BDO Seidman, LLP
San Jose, California

May 20, 2002